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                                                                      Exhibit 11

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                Statement of Earnings Per Share of Common Stock

                                                                         Dollars and Shares in Millions
                                                                             (except per share data)
                                                                      -------------------------------------
                                                                             Years Ended December 31,
                                                                      -------------------------------------
                                                                     1995             1994             1993
                                                                     ----             ----             ----
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                      47.3             43.1             35.5
       Dilutive effect of stock options                                  .1               .4                -
                                                                    -------           ------          -------
                                                                       47.4             43.5             35.5
                                                                    =======           ======          =======
   Net income (loss)                                                $ 146.8          $ 107.4          $ (37.6)
   Dividends on preferred stock, net of tax benefit
       on dividends applicable to leveraged Series E
       Preferred Stock held by the ESOP                                19.0             28.4             32.0
                                                                    -------           ------          -------

   Net income (loss) applicable                                    $  127.8          $  79.0           $(69.6)
                                                                   ========          =======           ======

       Net income (loss) per share of common stock                 $   2.69          $  1.81           $(1.96)
                                                                   ========          =======           ======

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                      47.3             43.1             35.5
       Assumed conversion of Series A and leveraged
          Series E Preferred Stock                                      3.1              3.0                -
       Dilutive effect of stock options                                  .1               .5                -
                                                                    -------          -------           ------
                                                                       50.5             46.6             35.5
                                                                    =======          =======           ======

   Net income (loss)                                                $ 146.8          $ 107.4           $(37.6)
   Dividends on antidilutive preferred stock                           10.6             20.5             32.0
   Additional ESOP funding required on
       conversion of Series E Preferred Stock, net of tax               7.6              7.9                -
                                                                    -------          -------           ------
   Net income (loss) applicable                                     $ 128.6          $  79.0           $(69.6)
                                                                    =======          =======           ======

       Net income (loss) per share of common stock                  $  2.55          $  1.70           $(1.96)
                                                                    =======          =======           ======


Note - Series G Exchangeable Preferred Stock was converted to common stock in 1994.

           The assumed conversion of non-leveraged Series E was antidilutive in all three years. The assumed conversion of Series A and Series G Preferred Stock was antidilutive in 1994 and 1993. The assumed conversion of leveraged Series E Preferred Stock was antidilutive in 1993.